PERSONAL SERVICES AGREEMENT

This Personal Services Agreement (the “Agreement”) is entered into this 31st Day of January, 2008, by and between Mezey Howarth Racing Stables, Inc., a Nevada corporation (the “Company”) with its principal place of business at 1001 Ave. Pico, C-629, San Clemente, CA 92673 and Paul Howarth, (“Executive”) to be effective as of February 1, 2008 (the “Effective Date”).

PREMISES

WHEREAS, the Company desires to employ Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement and Executive desires to enter the employ of the Company pursuant to such terms and conditions and for such consideration;

WHEREAS, the Company and Employee have entered into a previous employment agreement dated June 1, 2007 and desire this Agreement shall supersede all previous agreements;

WHEREAS, the provisions of this Agreement are a condition of Executive being employed by Company, of Executive’s having access to confidential business and technological information, and of Executive’s being eligible to receive certain benefits of the Company.  This Agreement is entered into, and is reasonably necessary, to protect confidential information and customer relationships to which Executive may have access, and to protect the goodwill and other business interests of the Company; and

WHEREAS, the provisions of this Agreement are also a condition to Executive’s agreement to provide personal services to the Company.

NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

AGREEMENT

1.	Position, Term, Duties, Responsibilities.

(a)               Position.  Executive shall be employed by the Company as its President and Chief Operating Officer to act in accordance with the terms and conditions hereinafter set forth. Additionally, during the Employment Period, the Company agrees that it shall recommend to the Board the election of the Employee as a Director of the Company on the Commencement Date or as soon as practical thereafter.  Upon the expiration of his term as a Director during the Employment Period, the Company agrees to use its best efforts to cause him to be re-nominated for election and to recommend his election.

(b)            Duties.  Executive shall faithfully and diligently render such services and perform such related duties and responsibilities as are customarily performed by a person holding such title and as otherwise may, from time to time, be reasonably assigned to Executive by the Company’s Board of Directors (the “Board”).  Executive shall comply with the provisions of this Agreement and all reasonable rules, regulations and administrative directions now or hereafter established by the Company.

(c)            Other Activities.  During Executive’s employment with the Company, Executive shall devote his entire business time, attention and energies to the performance of his duties and functions under this Agreement; provided, however, that nothing in this Agreement shall prevent Executive from: (i) serving as a director of any entity that is not a Competitive Business (as defined in Section 5(a)); (ii) managing his personal investments and affairs and the personal investments and affairs of any of his family members; (iii) acquiring any interest in any entity, whether or not part of a control group, that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family, and/or (iv) performing any services for any entity, whether or not part of a control group, that is directly or indirectly owned or controlled, in whole or in part, by Executive and/or one or more members of his family, or a partnership, trust or other entity held by or for the benefit of Executive and/or one or more members of his family; provided, however, that any service shall be insubstantial and shall not include any active involvement in the management of such entity and provided further that such entities do not constitute a Competitive Business (as defined in Section 5(a)).

(d)            Term.  This Agreement shall be for a term beginning on the Effective Date and terminating the earlier of (i) the date which is five (5) years from the Effective Date (the “Expiration Date”), or (ii) the date on which Executive’s employment is terminated pursuant to Section 3 of this Agreement (the “Initial Term”); provided that, unless earlier terminated pursuant to Section 3 of this Agreement, the Initial Term shall be automatically extended for additional one-year terms (each a “Renewal Term”) upon the expiration of the Initial Term or any such Renewal Term unless the Board or Executive delivers to the other at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, a written notice specifying that the term of the Executive’s employment will not be renewed at the end of the Initial Term or such Renewal Term, as the case may be (the “Term Termination Notice”).  The Initial Term or, in the event that the Executive’s employment hereunder is earlier terminated pursuant to Section 3 or renewed as provided in this Section 1 (c), such shorter or longer period, as the case may be, is hereinafter called the “Term.”

2.	Compensation, Bonuses and Benefits.

(a)            Base Salary.  During Executive’s employment with the Company, the Company shall pay Executive a base annual salary (the “Base Salary”) of $360,000.00.
The Base Salary shall be payable in accordance with the Company’s normal payroll schedule, less all applicable tax withholdings for state and federal income taxes, FICA and other deductions as required by law and/or authorized by Executive.  The Executive’s Base Salary shall be reviewed by the Compensation Committee of the Board (the “Compensation Committee”) no less frequently than annually to determine whether or not it should be changed (if it is decreased it will be subject to the provisions of Section 3(g) Termination for Good Reason) in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined by the Compensation Committee in its sole discretion that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the Base Salary of the Executive for purposes of this Agreement from and after such date. Executive’s salary shall be deferred until the company has sufficient resources to pay Executives’ salary.  Executive may at his sole discretion convert such deferred salary at the then current market price on the date the salary is earned.

(b)            Signing Bonus.  Executive shall receive a signing bonus of $100,000 upon the signing of this Agreement.  The signing bonus may be payable, at Company’s election, at the closing market price of the Company’s Common Stock on the previous day from the date of execution of this Agreement.

(c)            Incentive Compensation Program.  During Executive’s employment with the Company, Executive shall be entitled to participate in such incentive compensation programs as are from time to time established and approved by the Board in accordance with the Company’s practice for similarly situated employees.

(d)            Benefits.  Executive shall be entitled to participate in such employee benefit plans which the Company provides or may establish from time to time for the benefit of employees, subject to the terms of each such plan and subject to the right of the Company and the Board to modify, revise or eliminate such benefit plans from time to time in their sole discretion.  Executive shall pay for the portion of the cost of such benefits as is from time-to-time established by the Company as the portion of such cost to be paid by senior executives of the Company.

(e)            Costs and Expenses.  Executive shall be entitled to reimbursement for all ordinary reasonable out-of-pocket business expenses which are reasonably incurred by him in the furtherance of the Company’s business, in accordance with the policies adopted from time to time by the Company or the Board.  Executive will comply with the Company’s travel policies as established from time to time by the Company or the Board.

(f)            Vacation.  Executive shall be entitled to eight weeks of vacation with pay each year, which shall accrue in accordance with the Company’s practice for senior executives of the Company.  Executive will schedule vacation periods to minimize disruption of the Company’s business.

(g)    Allowances.  Executive shall be entitled to an automobile and cell phone allowance.  The amount of the allowance shall be determined by the compensation committee; however, such amount shall not be less than $1,000 (in a combined total of the allowances).

            (h)   Retention Bonus. If the Executive is an active employee of the Company January 1st of each year while this Agreement is effective, the Executive will be paid a bonus equal to $200,000. If the Executive is an active employee of the Company on each successive anniversary (the "Anniversary Date") of the Effective Date, the Executive will be paid a bonus equal to $200,000.  In the sole discretion of the Executive, the amount of the bonus may be converted into Common Stock at the closing price of the stock.

3.	Termination.

(a)            Mutual Agreement.  Executive’s employment under this Agreement may be terminated at any time by the mutual agreement of the Company and Executive, expressed in writing.

(b)            Voluntary.  Executive’s employment under this Agreement may be terminated by Executive with or without the consent of the Company by giving written notice of his/her intent to terminate with the effective date of termination at least four weeks after the effective date of the notice of termination.  After such notice, the Company may accelerate the date such termination will take effect pursuant to this paragraph (b) without being in breach hereof.

(c)            Without Cause.  The Company may terminate Executive’s employment under this Agreement at any time without Cause effective immediately upon delivery of written notice to Executive.

(d)            Disability or Death.  The Company may terminate Executive’s employment under this Agreement upon the death or disability of Executive.  For purposes of this Agreement, Executive shall be considered disabled if he/she is unable to perform his/her duties under this Agreement as a result of injury, illness or other disability for a period of 90 consecutive days, or 180 days in any 365 day period, and the Board reasonably determines that Executive has been unable to perform his/her duties for the 180 day period as a result of injury, illness or other disability.

(e)            For Cause by the Company.  The Company may terminate Executive’s employment for “Cause” at any time prior to the expiration of the Term effective immediately upon delivery of written notice to Executive.  For purposes of this Agreement, “Cause” shall mean:

(i)	Executive engaging in a material act of theft, embezzlement, misappropriation of funds or property, or fraud against, or with respect to the business, of the Company or any affiliate;

(ii)	Current use of illegal drugs on or off the job;

(iii)
Executive has been determined as a result of his/her incapacity due to physical or mental illness, by two physicians selected by the president of the Los Angeles, California chapter of the American Medical Association, to be unable to perform substantially and continuously the Executive’s obligations under this Agreement for a period of three consecutive months or for an aggregate of six months in any 12-month period (a “Disability”);

(iv)	Executive commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of notice of such breach;

(v)	Executive is charged with or found guilty of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude;

(vi)
As a result of Executive’s gross negligence or willful misconduct, Executive commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; however, this shall not apply to any act of the Company or of its affiliates or subsidiaries or any other employee thereof except to the extent that such act was committed at the direction of, or with the knowledge and consent of, Executive;

(vii)
Engaging in any offense punishable by the termination of employment as set forth in the Company’s employment policies manual, as said manual is now in effect or as said manual is amended from time to time during the term of this Agreement;

(f)            Termination After Change of Control.  Executive may terminate his/her employment within three (3) months after a Change of Control and prior to the expiration of the Term upon two (2) weeks prior written notice to the Company.

            (g)      Termination by the Employee with Good Reason.  At the election of the Employee upon Good Reason or otherwise, upon five business days' prior written notice of termination employee may terminate this Agreement.  For purposes of this Agreement, "Good Reason" for termination shall be deemed to exist solely if the Employee terminates employment within one year after the occurrence of any of the following without the explicit written consent of the Employee:  (a) diminution of title, responsibilities, authority or duties; (b) a failure to be elected to or removal from the Board; (c) a change in work location beyond a 50 mile radius from the Employee's current location of employment (it being understood that foreign business travel shall not constitute a "change in work location" for these purposes unless it averages more than one calendar week per month outside North America), (d) the failure of the Company to obtain and deliver to the Employee a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement, or (e) any breach of this Agreement or any other material breach of this Agreement by the Company.

“Change of Control” shall mean the occurrence of one or more of the following:

( i)
a person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than an already existing shareholder as of the date hereof, that have an existing equity interest of 25% or greater, either individually or collectively, directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act) of 50% or more of the securities or combined voting power of the Company’s outstanding securities;

(ii)
a complete liquidation or dissolution of the Company other than a liquidation or dissolution occurring after any of the following transactions: the merger or consolidation of the Company with an Affiliate, the transfer of 50% or more of the Voting Stock of the Company to an Affiliate or Affiliates or the sale or other transfer of all or substantially all of the assets of the Company to an Affiliate or Affiliates;

(iii)	the sale of all or substantially all of the Company’s assets to a single purchaser or group of affiliate purchasers, other than any Affiliate or Affiliates, in one or a series of related transactions;

(iv)
the Company engages in a merger or consolidation with another entity other than an Affiliate and immediately after that merger or consolidation, the terms or entities which were stockholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 50% of the Voting Stock of the surviving entity; or

(v)
individuals who were members of the Board immediately prior to any particular meeting of the Company’s shareholders which involves a contest for the election of directors, fail to constitute a majority of the members of the Board following such election.

“Affiliate” shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its Affiliates directly or indirectly owns a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity and any corporation, partnership, trust or other entity which directly or indirectly owns a majority of the outstanding shares of any class of equity security of the Company or any of its Affiliates.

“Voting Stock” shall mean, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.

(h)            Notice of Termination.  Any purported termination of employment shall be communicated through written notice indicating the specific provision in this Agreement relied upon.  In addition, notwithstanding the termination date specified in Executive’s notice of termination to the Company under this Section 3, the Company may, in its sole discretion, accelerate the termination date to any earlier date up to and including the date it received such notice and such date shall be considered the termination date; provided however, that the Company shall continue to pay Executive through the termination date specified in Executive’s notice of termination.

4.	Payments.

(a)            Generally.  Except as provided below, upon the termination of this Agreement for any reason, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits), will immediately cease to accrue, and all compensation and, except as otherwise required by applicable law, benefits accrued through the date of termination shall be paid to Executive in the manner provided below.

(b)            Death or Disability.  If the Company terminates Executive’s employment under this Agreement due to death or disability, under Section 3(d) titled “Disability or Death,” Executive or her estate shall be entitled to Executive’s then current Base Salary pursuant to Section 2(a) for a period of up to the remaining term on this Agreement, or for a period of twelve (12) months, whichever is greater.

(c)            Voluntary.  If the Company and Executive mutually agree to terminate Executive’s employment under this Agreement under Section ((a), titled “Mutual Agreement,” or if Executive terminates this Agreement under Section 3(b), titled “Voluntary,” Executive shall not be entitled to any further payments except his/her then current Base Salary pursuant to Section 2(a) through the date of termination as provided herein.

(d)            Termination after Change of Control/Termination by the Employee with Good Reason.  If Executive terminates his/her employment for Good Reason under Section 3(g) or upon a Change of Control under Section 3(f), or then: (i) the Company shall pay to Executive the monthly amount of Executive’s then current Base Salary pursuant to Section 2(a) for a period of up to the remaining term on this Agreement, or for a period of twelve (12) months, whichever is  greater; (ii) if the Executive elects continued coverage under the Company’s health plan pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then the Company shall continue to pay the Company’s portion of the premium for the Executive’s continued coverage under the Company’s health plan until the first to occur of (A) the date that is twelve (12) months after the date of termination and (B) the date upon which Executive is employed by a third party; and (iii) if Executive elects continued coverage under the Company’s life insurance plan, if any, then the Company shall continue to pay the Company’s portion of the premium for Executive’s continued coverage under the Company’s life insurance plan, or if continued coverage under the Company’s life insurance plan is not available pursuant to the terms of such plan, then the Company shall pay to Executive the amount of the premium that would otherwise be payable by the Company if Executive’s employment were not terminated, until the first to occur of (A) the date that is twelve (12) months after the date of termination, and (B) the date upon which Executive is employed by a third party.  Thereafter, Executive shall not be entitled to receive, and the Company shall have no obligation to provide Executive with any additional salary, payments or benefits of any kind.

(e)            Without Cause.  If the Company terminates Executive’s employment under Section 3 (c) titled “Without Cause,”, then: (i) the Company shall pay to Executive, the monthly amount of Executive’s then current Base Salary pursuant to Section 2(a) for a period equal to the greater of (A) the remaining term of this Agreement, or (B) 12 months; (ii) if the Executive elects continued coverage under the Company’s health plan pursuant to COBRA, then the Company shall continue to pay the Company’s portion of the premium for the Executive’s continued coverage under the Company’s health plan until the first to occur of (A) the date that is 12 months after the date of termination and (B) the date upon which Executive is employed by a third party; and (iii) if Executive elects continued coverage under the Company’s life insurance plan, if any, then the Company shall continue pay the Company’s portion of the premium for Executive’s continued coverage under the Company’s life insurance plan, or if continued coverage under the Company’s life insurance plan is not available pursuant to the terms of such plan, then the Company shall pay to Executive the amount of the premium that would otherwise be payable by the Company if Executive’s employment were not terminated, until the first to occur of (A) the date that is 12 months after the date of termination and (B) the date upon which Executive is employed by a third party.  Thereafter, Executive shall not be entitled to receive, and the Company shall have no obligation to provide Executive with any additional salary, payments or benefits of any kind.

(f)            Vesting of Stock Options upon Certain Terminations.  If the Company terminates Executive’s employment under Section 3 (c), or Executive terminates his/her employment under the provisions of Section 3(f) and/or 3(g) of this Agreement, the Company and the Board shall cause all of Executive’s unvested stock options to immediately vest effective as of the date his/her employment terminates.  The executive will have the greater of (i) ninety (90) days from the date of termination, or (ii) the time period allowed under any applicable stock option plan, to exercise his/her rights on these stock options.  The Company and Executive acknowledge and agree that in the event of any conflict or inconsistency between the terms of any stock option agreement previously entered into between the Company and Executive and the terms set forth in this Section 4(f), that the terms set forth in this Section 4(f) shall control, take precedence over and otherwise be deemed to amend such contrary or inconsistent terms as set forth in such stock option agreements.  In addition, and without limiting the terms of the previous sentence in any way, the Company and Executive agree to formally amend the terms of this Agreement as soon as practicable, if necessary.

(g)            Termination by Expiration Date.  In the event Executive’s employment is terminated by the occurrence of the Expiration Date or thereafter as provided in Section 1(d), the Company shall have no obligation to pay Executive or provide Executive with benefits of any kind beyond the Expiration Date or the date specified in the Term Termination Notice, as applicable.

(h)            Date of Termination.  In each of the foregoing cases, termination is the date of actual termination, not the date notice of termination is given.  Other than payments owing under a provision providing for payments at a different time, all payments for accrued unpaid monthly compensation shall be made within ten days after the end of the month following the month in which termination occurred and all payments for reimbursement shall be made within 45 days after the end of the month following the month in which termination occurred.

(i)            Miscellaneous.  The payments and obligations of the Company under this Section 4 are subject to and expressly made contingent upon Executive and the Company executing a mutual release in a form mutually agreeable to the parties and not unreasonably withheld.  Executive agrees that on or prior to the termination date, Company may convene an exit interview to review the status of accounts and matters for which Executive has most recently been responsible to ensure that Executive has fully obtained any entitlements which may be available under this Agreement and/or to confirm that Executive clearly understands the nature and scope of all of his/her post-employment obligations.

5.	Non-Competition.

(a)            Non-Compete.  Executive covenants and agrees with the Company that so long as he/she is employed by the Company and for a period of time which Executive receives monthly payments from the Company after termination of Executive’s employment by Executive under Section 3(b) titled “Voluntary,” or by the Company under Section 3(e) titled “For Cause,” or after termination of the Executive’s employment by Company under Section 3 (c) titled “Without Cause,” or termination of Executive’s employment by Executive under Section 3(f) titled “Termination After Change of Control,” or after termination of Executive’s employment by Executive under Section 3(g) “Termination for Good Reason,” Executive will not engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, advisor, sole proprietor, stockholder, partner, independent contractor, trustee, joint venturer or in any other individual or representative capacity whatever, in the conduct or management of, or own any stock or other proprietary interest in, or debt of, any business organization, person, firm, partnership, association, corporation, enterprise or other entity that shall be engaged in any business (whether in operation or in the planning, research or development stage) that is a Competitive Business (as hereinafter defined), unless Executive shall obtain the prior written consent of the Board, given in its sole discretion, which consent shall make express reference to this Agreement.  Notwithstanding the foregoing, Executive may make passive investments in any company whose stock is listed on a national securities exchange or traded in the over-the-counter market so long as he/she does not come to own, directly or indirectly, more than 5% of the equity securities of such company.  For purposes of this Agreement, a “Competitive Business” is a business that derives 10% or more of its revenue from markets in which the Company provides products and/or services as of the date Executive’s employment is terminated.  This section shall not apply to those services or functions that Executive was performing during or prior to the Term of this Agreement.

(b)            Non-Solicitation of Employees.  During the Term, and for a period of at least twelve (12) months or not less than the period that he/she receives monthly payments from the Company (whichever is the longer period) after termination of Executive’s employment by Executive under Section 3(b),titled “Voluntary,” or by the Company under Section 3(e) titled “For Cause,” or after termination of the Executive’s employment by Company under Section 3(c) titled “Without Cause,” or termination of Executive’s employment by Executive under Section 3(f) titled “Termination After Change of Control,” or after termination of Executive’s employment by Executive under Section 3(g) titled “Termination for Good Reason,” Executive will not directly or indirectly solicit or induce, or aid any other entity or person in soliciting or inducing, or knowingly permit any entity directly or indirectly controlled by him/her to solicit or induce, any person who is, or during the last three months of Executive’s employment by the Company was, an officer, director, executive, consultant or employee of the Company or any of its affiliates or any of its existing or future subsidiaries to leave the employment or association with the Company, its affiliate or subsidiary, to become employed or retained by any other entity or to participate in the establishment of any other business.  This section shall not include employees that Executive has a previous relationship with and where hired within three months of the effective date of this Agreement.

(c)            Extension of Period.  Executive agrees that if he/she acts in violation of Sections 5 or 7 of this Agreement, the number of days that such violation exists will be added to any period of limitations on the specific activities.

(d)            Severability.  In the event that the provisions of this Section 5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(e)            Reasonableness of Restrictions.  Executive (i) acknowledges that his/her skills and experience are such that he/she can anticipate finding employment at a senior level in his/her profession, and (ii) represents and agrees that the restrictions imposed by this Section 5 on engaging in competitive business activities are necessary for the protection of the legitimate interests and competitive position of the Company and do not impose undue hardships on him.

(f)            Injunction.  Executive agrees that in addition to the remedies the Company may seek and obtain pursuant to this Agreement, the period during which the non-compete and non-solicitation covenants contained in this Section 5 applies shall be extended by any and all periods during which Executive shall be found by a court possessing personal jurisdiction over him/her to have been in violation of the covenants contained in this Section 5.

6.	Termination Obligations of Executive.

(a)            Return of the Company’s Property.  Executive hereby acknowledges and agrees that all Company personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive’s employment, belong to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

(b)            Representations, Obligations and Warranties Survive Termination of Employment.  The representations, obligations and warranties contained in Sections 4, 5, 6, 7, 8, 9, 10 and 17 of this Agreement shall survive the termination of Executive’s employment with the Company.

(c)            Cooperation in Pending Work.  Executive agrees to fully cooperate with the Company in all matters relating to the winding up of pending work in behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of Executive’s employment.  Executive shall also cooperative in the resolution of any dispute, including litigation of any action, involving the Company that relates in any way to Executive’s activities while employed by the Company.

7.	Confidentiality.

(a)            Confidential Information.  Executive further recognizes that by virtue of his/her employment relationship to Company, Executive will be granted otherwise prohibited access to confidential, proprietary information and data of Company which is not known either to its competitors or within the collegiate student businesses, personal communication skills improvement businesses, and related financial planning business generally and which has independent economic value to Company and to its subsidiaries and affiliates (the “Confidential Information,” as further defined in Appendix A, incorporated and included herein specifically by this reference).  Accordingly, Executive covenants that during the term of his/her employment with the Company and thereafter he/she will keep confidential all Confidential Information and documents furnished to him/her by or on behalf of the Company and not use the same to his/her advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in public domain through no fault on his/her part or is consented to in writing by the Company.

(b)            Innovations, Patents and Copyrights.  Executive agrees to promptly disclose, in writing, all Innovations to the Company.  Executive further agrees to provide all assistant requested by the Company, at its expense, in the preservation of its interests in any Innovations (as hereinafter defined), and hereby assigns and agrees to assign to the Company all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights or “Moral Rights” in any Innovation.  Furthermore, during the term of this Agreement, the Company may, with Executive’s written permission (such permission not to be unreasonably withheld), use Executive’s name and image as appropriate in the conduct of its business.

“Innovations” shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software, programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Executive by him/herself or jointly with others, creates, modifies, develops, or implements during the period of Executive’s employment which relate in any way to any of the Company’s lines of business.  The term Innovations shall not include Innovations developed entirely on Executive’s own time without using the Company’s equipment, supplies, facilities or Confidential Information and, which neither relate to the Company’s business, nor result from any work performed by or for the Company.

8.            Alternative Dispute Resolution.  The Company and Executive mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other  dispute between the parties relating in any way to Executive’s employment with the Company or the termination of that relationship, including disputes arising under the common law and/or any federal or state statutes, laws or regulations, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties.  In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved as set forth in Paragraph 16 below.   The claims covered by this Agreement (“Arbitrable Claims”) include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violations of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph.  The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims if arbitration is selected as the method of dispute resolution pursuant to the terms of Paragraph 16 as set forth below.

Claims Executive or the Company may have regarding Workers’ Compensation, unemployment compensation benefits, the non-solicitation and non-competition provisions of this Agreement, or the proprietary information provisions of this Agreement are not covered by this Paragraph or the arbitration and mediation provisions of Paragraph 16 of this Agreement as set forth below.

9.            Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

to Company at:

Mezey Howarth Racing Stables, Inc.
1001 Ave Pico, C-629
San Clemente, CA 92673

and to Executive at:

Paul Howarth
1001 Ave Pico, C-629
San Clemente, CA 92673

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent, Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

10.            Entire Agreement.  The terms of this Agreement is intended by the parties to be the final and exclusive expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements.  The parties further intend that this Agreement shall constitute the complete an exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

11.            Amendments, Waivers.  This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive.  No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

12.            Assignment, Successors and Assigns.  Executive agrees that Executive will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive’s rights be subject to encumbrance or the claims of creditors.  Any purported assignment, transfer, or delegation shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon Executive and the Company and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

13.            Exclusion of Property of Others.  Executive covenants that he/she has not and will not to the best of her knowledge bring to the Company or use in the performance of her duties any documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

14.            Executive’s Authorization to Deduct Amounts Owed.  Upon Executive’s separation from employment, the Company is authorized to deduct from Executive’s final wages or other monies due Executive any debts or amounts owed to the Company by Executive.  Upon Executive’s separation from employment, the Company shall reimburse any deferred salary or any expense properly incurred by Executive while employed by the Company.

15.            Severability; Enforcement.  If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

16.            Arbitration; Jurisdiction.  At the option of Company, any dispute arising out of this Agreement shall (I) be settled by binding arbitration by one Arbitrator brought before the American Arbitration Association (“AAA”), pursuant to the AAA rules for commercial disputes, in the State of Nevada, County of Clark, or the closest AAA office; or (ii) shall be brought by commencement of an action in a court of competent jurisdiction in Clark County, Nevada, and such forum shall be the exclusive forum for remedies of any such disputes.  Both parties consent to personal jurisdiction in the courts located in Clark County, Nevada.  If arbitration is selected, the arbitration shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in Nevada.  Either the Arbitrator or the court, as the case may be, shall be granted all powers and shall have the authority to grant injunctive relief or specific performance to the fullest extent necessary to enforce the terms of this Agreement, without the necessity of posting bond.  As part of any award, the prevailing party shall be entitled to costs and an award of reasonable attorneys fees only as expressly provided in this Agreement.  The award of any arbitration shall be final and binding upon the parties and judgment may be entered in any court necessary or appropriate for enforcement thereof.  The terms of this paragraph shall apply to dispute arising hereunder notwithstanding anything to the contrary set forth herein, and shall survive the termination of Executive’s employment hereunder.

17.            Executive Acknowledgment.  The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

18.            Attorneys’ Fees.  The substantially prevailing party in any litigation, arbitration, or other proceeding enforcing this Agreement shall be entitled to reimbursement of all costs and expenses including, without limitation, reasonable attorneys’ fees at each trial and appellate level.

19.            Captions.  The captions in this Agreement are included for purposes of reference only and are not part of the text of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

Company: Mezey Howarth Racing Stables, Inc. By: /s/ Wade Mezey J. Wade Mezey Title: Chief Executive Officer	Executive: Paul Howarth By: /s/ Paul Howarth Paul Howarth